UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

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Insteel Industries Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	1-9929 (Commission File Number)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip code)

(336) 786-2141 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered subject to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (No Par Value)	IIIN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2020, the Board of Directors of Insteel Industries, Inc. (the “Company”) elected Mark A. Carano Vice President, Chief Financial Officer and Treasurer of the Company, effective upon his commencement of employment with the Company on May 18, 2020. Mr. Carano, age 50, will be succeeding Michael C. Gazmarian in this role, and Mr. Gazmarian will be continuing with the Company through July 31, 2020 to assist with the leadership transition.

Mr. Carano joins the Company from Big River Steel, where he served as Chief Financial Officer beginning in April 2019. Prior to Big River, he served in senior management roles with Babcock & Wilcox Enterprises from June 2013 to October 2018, including Senior Vice President, Finance and Controller of their Industrial Segment, Senior Vice President, Corporate Development and Strategy, and Corporate Treasurer. Mr. Carano also has 14 years of investment banking experience serving as a Managing Director with Bank of America Merrill Lynch, and in various roles of increasing responsibility with Deutsche Bank and First Union Securities. He earned an BA from Vanderbilt University and an MBA from Northwestern University’s Kellogg Business School.

Mr. Carano has entered into an employment offer letter with the Company (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Carano will receive the following compensation:

Salary: Mr. Carano’s annual base salary will be $345,000.

Annual Bonus Opportunity: Mr. Carano will participate in the Company’s Return on Capital Incentive Compensation Plan. His annual target bonus will be 60% of his base salary. Any bonus for the Company’s fiscal year 2020 will be based on Mr. Carano’s base salary paid by the Company during the year.

Equity Compensation: Mr. Carano will receive equity awards in August 2020, having a grant-date value of $125,000, with 50% of the value to consist of restricted stock units and 50% stock options. The target value of equity awards to Mr. Carano for subsequent Company fiscal years will be $250,000. Equity awards to Mr. Carano will be granted pursuant to the Company’s 2015 Equity Incentive Plan.

Lump-sum payments: Mr. Carano will receive a lump sum payment of $27,500 in the first full pay period following commencement of his employment, and a second lump sum payment of $27,500 in the first full pay period following six months of employment.

Retirement Security Agreement:   Mr. Carano will execute the Company’s standard Retirement Security Agreement (“RSA”). Under the RSA, if Mr. Carano is employed by the Company for 30 years, he will receive, for 15 years following retirement, annual payments equal to 50% of his average base pay for the five years preceding retirement. If Mr. Carano works for the Company for at least 10 years, his payments under the RSA will be reduced by 1/360th for each month short of 360 months during which he is employed by the Company.

Change in Control Severance Agreement: Mr. Carano will execute the Company’s standard Change in Control Severance Agreement (“CIC Agreement”). Under the CIC Agreement, if Mr. Carano’s employment is terminated within two years following a change in control of the Company, he will receive payments equal to one times his base salary and one times his average bonus for the prior three years, plus continuation of health and welfare benefits for one year.

A copy of the Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the press release announcing the election of Mr. Carano as Vice President, Chief Financial Officer and Treasurer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Offer Letter to Mark A. Carano
Exhibit 99.1	Press release dated May 4, 2020 announcing the appointment of Mark A. Carano as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES INC. Registrant

Date: May 4, 2020	By:	/s/ James F. Petelle
James F. Petelle
Vice President – Administration and Secretary